IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE ) In re: ) Chapter 11 ) APPGATE, INC., et al.,1 ) Case No. 24-10956 (CTG) ) Debtors. ) (Jointly Administered) ) ORDER (I) APPROVING THE DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF APPGATE, INC. AND ITS DEBTOR SUBSIDIARIES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AND (II) GRANTING RELATED RELIEF The debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”), having, in each case in accordance with the terms of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure of the United States District Court for the District of Delaware (the “Local Rules”): a. entered into that certain Restructuring Support Agreement, by and among the Debtors and the Consenting Stakeholders,2 dated as of May 3, 2024 (as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “RSA”); 1 The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Appgate, Inc. (7231); Appgate Cybersecurity, Inc. (5215); Cryptzone Worldwide, Inc. (3539); Cryptzone International Holdings Inc. (6133); Cryptzone North America Inc. (6777); Immunity, Inc. (3955); Immunity Federal Services, LLC (9722); Immunity Products, LLC (9570); Immunity Services, LLC (9647); Easy Solutions Enterprises Corp. (1954); Catbird Networks, Inc. (6028); and Easy Solutions, Inc. (0401). The location of the Debtors’ service address is: 2 Alhambra Plaza, Suite PH–1–B, Coral Gables, Florida 33134. 2 Capitalized terms used but not otherwise defined herein (this “Confirmation Order”) shall have the meanings ascribed to them later in this Confirmation Order, in the Plan, or in the Debtors’ Memorandum of Law in Support of an Order Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 140] (the “Confirmation Brief”), as applicable. The rules of interpretation set forth in Article I.B of the Plan shall apply.

2 b. distributed, on or about May 3, 2024 (the “Solicitation Commencement Date”), (i) the Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 15] (as amended, supplemented, or otherwise modified from time to time, including by the Amended Plans, the “Plan”), (ii) the Disclosure Statement Relating to the Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 16] (as amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), (iii) the notice of commencement of the Chapter 11 Cases and the Combined Hearing, which is attached as Exhibit 1 to the Scheduling Order (the “Combined Hearing Notice”), (iv) the Debtors’ solicitation cover letter, which is attached as Exhibit 3 to the Scheduling Order (the “Solicitation Cover Letter”), and (v) the ballots for voting on the Plan, which forms of Ballots were attached as Exhibit 5A and Exhibit 5B to the Scheduling Order (collectively, the “Ballots”), to Holders of Claims in the Voting Classes (clauses (i) through (v), collectively, the “Solicitation Package”); c. solicited, beginning on the Solicitation Commencement Date through May 5, 2024, at 12:00 p.m. (prevailing Eastern Time) (the “Voting Deadline”), votes on the Plan from Holders of Claims in Class 3 (1L Convertible Notes Claims) and Class 4 (2L Convertible Notes Claims) (each, a “Voting Class,” and together, the “Voting Classes”); d. obtained unanimous approval of the Plan by each Voting Class as of the Voting Deadline, as evidenced by the Declaration of Lisa C. Terry Regarding the Solicitation and Tabulation of Votes on the Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 24] (the “Voting Report”); e. commenced, on May 6, 2024 (the “Petition Date”), the Chapter 11 Cases by Filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code; f. Filed, on the Petition Date, (i) the Plan, (ii) the Disclosure Statement, (iii) the Declaration of Rene Rodriguez, Chief Financial Officer of Appgate, Inc., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 25] (the “First Day Declaration”), (iv) the Debtors’ Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Approving Related Dates, Notices, and Procedures, (III) Approving the Solicitation Procedures and Related Dates, Deadlines, and Notices, (IV) Conditionally Waiving the Requirements that (A) the U.S. Trustee Convenes a Meeting of Creditors and (B) the Debtors File Schedules and SOFAs and Rule 2015.3 Financial Reports, and (V) Granting Related Relief [Docket No. 22] (the “Scheduling Motion”), and (v) the Voting Report; g. Filed, on the Petition Date, an affidavit of service [Docket No. 23] reflecting service of the Solicitation Package (together with all other affidavits of service and publication Filed on the docket in these Chapter 11 Cases, the “Affidavits”);

3 h. distributed, on or about May 9, 2024, (i) the Combined Hearing Notice and (ii) the Notice of Non-Voting Status to Holders or Potential Holders of Unimpaired Claims Conclusively Presumed to Accept the Plan, substantially in the form attached as Exhibit 4A to the Scheduling Order (the “Unimpaired Non-Voting Status Notice and Opt-Out Form”), to Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 6 (General Unsecured Claims); i. distributed, on or about May 9, 2024, (i) the Combined Hearing Notice and (ii) the Notice of Non-Voting Status to Holders or Potential Holders of Impaired Claims or Equity Interests Conclusively Presumed to Reject the Plan, substantially in the form attached as Exhibit 4B to the Scheduling Order (the “Impaired Non-Voting Status Notice and Opt-Out Form,” and together with the Unimpaired Non-Voting Status Notice and Opt-Out Form, the “Non-Voting Status Notices and Opt-Out Forms”), to Holders of Claims or Equity Interests in Class 5 (3L RCF Claims) and Class 10 (Equity Interests in Appgate); j. distributed, on or about May 9, 2024, the Combined Hearing Notice to all other Holders of Claims and Equity Interests; k. solicited, beginning on May 9, 2024, through June 7, 2024, at 4:00 p.m. (prevailing Eastern Time) (the “Opt-Out Deadline”), elections to opt out of the Third-Party Release from Holders of Claims and Equity Interests in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (3L RCF Claims), Class 6 (General Unsecured Claims), and Class 10 (Equity Interests in Appgate); l. published, on May 13, 2024, in The New York Times (national edition), the publication notice of the Combined Hearing, substantially in the form attached as Exhibit 2 to the Scheduling Order (the “Publication Notice”), as evidenced by the notice of publication thereof [Docket No. 78]; m. Filed, on May 31, 2024, the Notice of Filing of Plan Supplement [Docket No. 114] (as amended, supplemented, or otherwise modified from time to time, the “Plan Supplement”); n. Filed, on June 14, 2024, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 139] (the “First Amended Plan”); o. Filed, on June 14, 2024, (i) the Confirmation Brief, (ii) the Declaration of Adam Waldman in Support of an Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code and (II) Granting Related Relief [Docket No. 142] (the “Waldman Declaration”), (iii) the Declaration of Thomas Studebaker in Support of an Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged

4 Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code and (II) Granting Related Relief [Docket No. 143] (the “Studebaker Declaration”), (iv) the Declaration of John Burlacu Regarding the Solicitation and Tabulation of Votes on the, and Elections to Opt Out of the Third-Party Release of, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 144] (the “Opt-Out Declaration”), and (v) the Declaration of Steven Panagos in Support of an Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code and (II) Granting Related Relief [Docket No. 145]; p. Filed on June 16, 2024, the Amended Declaration of Steven Panagos in Support of an Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code and (II) Granting Related Relief [Docket No. 149] (the “Panagos Declaration,” and together with the Waldman Declaration, the Studebaker Declaration, and the Opt-Out Declaration, the “Declarations”); q. Filed, on June 17, 2024, the Second Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 150], attached hereto as Exhibit A (the “Second Amended Plan,” and together with the First Amended Plan, the “Amended Plans”); and r. continued to operate their businesses and manage their properties during the Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Bankruptcy Court, having: a. reviewed the solicitation procedures regarding votes to accept or reject the Plan and elections to opt out of the Third-Party Release, as the case may be (the “Solicitation Procedures”); b. entered, on May 9, 2024, the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Approving Related Dates, Notices, and Procedures, (III) Approving the Solicitation Procedures and Related Dates, Deadlines, and Notices, (IV) Conditionally Waiving the Requirements that (A) the U.S. Trustee Convenes a Meeting of Creditors and (B) the Debtors File Schedules and SOFAs and Rule 2015.3 Financial Reports, and (V) Granting Related Relief [Docket No. 67] (the “Scheduling Order”), which, among other things, set (i) June 17, 2024, at 1:00 p.m. (prevailing Eastern Time) as the date and time for the Combined Hearing and (ii) June 7, 2024, at 4:00 p.m. (prevailing Eastern Time) as the deadline for objections to the adequacy

5 of the Disclosure Statement and Confirmation of the Plan (the “Objection Deadline”); c. reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Declarations, the Affidavits, the Combined Hearing Notice, the Solicitation Cover Letter, the Ballots, the Non-Voting Status Notices and Opt-Out Forms, the Publication Notice, and all other Filed pleadings, exhibits, statements, affidavits, declarations, and comments regarding approval of the Disclosure Statement and Confirmation of the Plan, including all objections, statements, and reservations of rights, as applicable; d. reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan; e. considered the Restructuring Transactions incorporated and described in the Plan, including in the Plan Supplement; f. held the Combined Hearing on June 17, 2024, at 1:00 p.m. (prevailing Eastern Time); g. heard and considered the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto; h. overruled any and all objections to approval of the Disclosure Statement and Confirmation of the Plan and any and all statements and reservations of rights related thereto not consensually resolved or withdrawn unless otherwise indicated herein; i. considered all oral representations, affidavits, testimony, documents, Filings, exhibits, and other evidence regarding approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto; and j. taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases. NOW, THEREFORE, it appearing to the Bankruptcy Court that the Combined Hearing Notice and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents Filed in support of approval of the Disclosure Statement and Confirmation of the Plan and the arguments and evidence presented at the

6 Combined Hearing, including the Declarations in support thereof, establish just cause for the relief granted herein, and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of Law, and orders: FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: I. Findings of Fact and Conclusions of Law. 1. The findings of fact and conclusions of Law set forth herein and in the record of the Combined Hearing, and as may be supplemented in a memorandum opinion, constitute the Bankruptcy Court’s findings of fact and conclusions of Law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of Law announced by the Bankruptcy Court at the Combined Hearing in relation to Confirmation, including any rulings made on the record at the Combined Hearing, and as may be supplemented in a memorandum opinion, are hereby incorporated in this Confirmation Order. To the extent any of the following conclusions of Law constitute findings of fact, or vice versa, they are adopted as such. II. Jurisdiction, Venue, and Core Proceeding. 2. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. § 1334, which was referred to the Bankruptcy Court under 28 U.S.C. § 157 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). The Bankruptcy Court may enter a Final Order

7 consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409. Each Debtor was and is an Entity eligible for relief under section 109 of the Bankruptcy Code. III. Commencement and Joint Administration of these Chapter 11 Cases. 3. On the Petition Date, each Debtor commenced its respective Chapter 11 Case. In accordance with the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 54], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee, examiner, or statutory committee has been made in these Chapter 11 Cases. IV. Objections Overruled. 4. The Bankruptcy Court takes judicial notice of the docket of these Chapter 11 Cases. Any resolution or disposition of objections to approval of the Disclosure Statement and/or Confirmation of the Plan explained or otherwise ruled upon by the Bankruptcy Court on the record at the Combined Hearing, and as may be supplemented in a memorandum opinion, is hereby incorporated by reference. All unresolved objections, statements, joinders, informal objections, and reservations of rights (except with respect to unresolved Cure disputes, which shall be resolved in accordance with Article V of the Plan), if any, related to the Disclosure Statement and/or Confirmation of the Plan, are hereby overruled on the merits. V. Burden of Proof—Confirmation of the Plan. 5. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance

8 of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. Each witness who testified on behalf of the Debtors in connection with Confirmation, including those who testified via the Declarations, was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. VI. Approval of the Disclosure Statement. 6. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy Laws, rules, and regulations, including, to the extent applicable, the Securities Act and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein and is approved in all respects. The Debtors’ use of the Disclosure Statement in solicitation of acceptances of the Plan is approved. The Filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). VII. Solicitation and Voting; Notice. 7. The Solicitation Procedures, including all documents related thereto (including, for the avoidance of doubt, the Combined Hearing Notice, the Publication Notice, the Ballots, the Non-Voting Status Notices and Opt-Out Forms, and the Solicitation Cover Letter), and the procedures for the tabulation of Ballots satisfy the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable Laws, rules, and regulations and are approved in all respects. The Debtors provided due, adequate, and sufficient notice of commencement of these Chapter 11 Cases, the Plan, the Voting Deadline, the Objection Deadline, the Opt-Out Deadline, the Combined Hearing, the Plan Supplement, and all other materials distributed by the Debtors in connection with Confirmation in compliance with the

9 Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002 and 3017, the Local Rules, and any other applicable rules, Laws, and regulations. No other or further notice is or shall be required. 8. As described in the Voting Report, the Opt-Out Declaration, and the Affidavits, the Debtors transmitted the Solicitation Package, the Combined Hearing Notice, and the Non-Voting Status Notices and Opt-Out Forms, as applicable, to all Holders of Claims and Equity Interests as of April 30, 2024 (the “Voting Record Date”), and all other parties in interest on or after the Petition Date. Specifically, as described in the Voting Report, the Opt-Out Declaration, and the Affidavits, (a) prior to the Petition Date, the Debtors transmitted the Solicitation Package and the Combined Hearing Notice to Holders of Claims in the Voting Classes and, (b) subsequent to the Petition Date, the Debtors transmitted (i) the Combined Hearing Notice and the Unimpaired Non-Voting Status Notice and Opt-Out Form to Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 6 (General Unsecured Claims), (ii) the Combined Hearing Notice and the Impaired Non-Voting Status Notice and Opt-Out Form to Holders of Claims and Equity Interests in Class 5 (3L RCF Claims) and Class 10 (Equity Interests in Appgate), and (iii) the Combined Hearing Notice to all other parties in interest. Transmission and service of the foregoing, and any and all other documents associated with the Debtors’ solicitation, complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy Law, rule, or regulation and were timely, adequate, and sufficient, and no other or further notice is or shall be required. 9. Under the circumstances of these Chapter 11 Cases, the period during which the Debtors solicited acceptances or rejections of the Plan was a reasonable and sufficient period of time for Holders of Claims in the Voting Classes to make an informed decision to accept or

10 reject the Plan. The execution, delivery, and performance of the RSA and the solicitation of votes to accept or reject the Plan were conducted in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy Law, rule, or regulation. The Debtors, the Reorganized Debtors, the Consenting Stakeholders, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys, are hereby granted the protections provided under section 1125(e) of the Bankruptcy Code. 10. Holders of Claims in Class 3 (1L Convertible Notes Claims) and Class 4 (2L Convertible Notes Claims) were eligible to vote on the Plan in accordance with the Solicitation Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes were appropriate and adequately addressed the particular needs of these Chapter 11 Cases. As evidenced by the Voting Report, Class 3 (1L Convertible Notes Claims) and Class 4 (2L Convertible Notes Claims) unanimously voted to accept the Plan at each Debtor entity in accordance with section 1126 of the Bankruptcy Code. 11. With respect to each Debtor, Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 6 (General Unsecured Claims) are Unimpaired and conclusively presumed to have accepted the Plan (collectively, the “Deemed Accepting Classes”), Class 8 (Intercompany Claims) and Class 9 (Intercompany Equity Interests) are either Unimpaired and conclusively presumed to have accepted the Plan or Impaired and deemed to have rejected the Plan (together, the “Deemed Accepting/Rejecting Classes”), and Class 5 (3L RCF Claims), Class 7 (Section 510(b) Claims), and Class 10 (Equity Interests in Appgate) are Impaired and deemed to have rejected the Plan (collectively, the “Deemed Rejecting Classes,” together with the Deemed Accepting Classes and the Deemed Accepting/Rejecting

11 Classes, the “Non-Voting Classes”). The Debtors were not required to solicit votes from Holders of Claims or Equity Interests, as applicable, in the Non-Voting Classes. Nevertheless, the Debtors served the Combined Hearing Notice and the Non-Voting Status Notices and Opt-Out Forms on Holders of Claims and Equity Interests in the Non-Voting Classes, which adequately summarized the material terms of the Plan, including classification and treatment of Claims and Equity Interests and the release, exculpation, and injunction provisions of the Plan. Further, because the Opt-Out Procedures were included in both the Ballots and the Non-Voting Status Notices and Opt-Out Forms, every known stakeholder, including each Unimpaired creditor, was provided with the means by which the stakeholders could opt out of the Third-Party Release. 12. The solicitation of votes on the Plan complied with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017, 3018, and 3019, the Local Rules, and all applicable non-bankruptcy rules, Laws, and regulations, and was appropriate and satisfactory and is approved in all respects. VIII. Opt-Out Procedures. 13. The procedures for opting out of the Third-Party Release (the “Opt-Out Procedures”) set forth in the Ballots and the Non-Voting Status Notices and Opt-Out Forms, including the Opt-Out Deadline, are good, sufficient, and adequate to bind the applicable parties to the Third-Party Release and are approved in all respects. The process described in the Voting Report and the Opt-Out Declaration that the Debtors and the Solicitation Agent followed to identify the relevant parties on which to serve the appliable Ballot or Non-Voting Status Notice and Opt-Out Form (a) is consistent with practices used in other complex chapter 11 cases and (b) was reasonably calculated to ensure that each Holder of Claims and Equity Interests in each Class was informed of its ability to opt out of the Third-Party Release and the consequences for failing to timely do so. For the avoidance of doubt, any party that elected in the Non-Voting

12 Status Notices and Opt-Out Forms to opt out of the Third-Party Release and timely submitted such election to the Solicitation Agent prior to the Opt-Out Deadline shall be neither a Released Party nor a Releasing Party under the Plan. The procedures used for tabulation of elections to opt out of the Third-Party Release are approved in all respects. IX. Plan Supplement. 14. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the Filing of the Plan Supplement in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable Laws, rules, and regulations. No other or further notice is or shall be required with respect to the Plan Supplement and or any of the documents contained therein or related thereto. 15. All documents included in the Plan Supplement, including any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), are integral to, part of, and incorporated by reference in the Plan and this Confirmation Order. Subject to the terms of the Plan, the RSA (including any consent rights set forth or incorporated therein), and this Confirmation Order, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any of the documents contained therein or related thereto before the Effective Date. X. Modifications to Plan. 16. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan after solicitation thereof (including any modifications announced on the record of the Combined Hearing), constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims or Equity Interests or their authorized representatives, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Equity Interest under the Plan. After giving effect to these modifications, the

13 Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes on the Plan under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims be afforded an opportunity to cast new votes on the Plan or change previously cast acceptances or rejections of the Plan. 17. Accordingly, the Plan is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. All Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended, and all Holders of Claims and Equity Interests who are conclusively deemed to have rejected the Plan are deemed to have rejected the Plan as modified, revised, supplemented, or otherwise amended. XI. Issuance of New Equity Interests. 18. On the Effective Date, the Reorganized Debtor set forth in the Restructuring Transactions Memorandum shall be authorized to issue a certain number of New Equity Interests pursuant to its Corporate Governance Documents. The issuance of the New Equity Interests shall be authorized without the need for any further corporate action. On the Effective Date, the New Equity Interests shall be issued and distributed as provided for in the Restructuring Transactions Memorandum pursuant to, and in accordance with, the Plan. 19. All of the shares of New Equity Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the

14 Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the Corporate Governance Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the Corporate Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. XII. General Unsecured Claims. 20. Notwithstanding any provision of the Plan or this Confirmation Order, all General Unsecured Claims in Class 6 that are not paid in full in Cash shall be deemed Reinstated. XIII. Compliance with Bankruptcy Code Requirements—Section 1129(a)(1). 21. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). A. Proper Classification—Sections 1122 and 1123. 22. The classification of Claims and Equity Interests under the Plan is proper under the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Equity Interests into 10 Classes based on differences in the legal nature or priority of such Claims and Equity Interests (other than the DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and which are not required to be designated as separate classes pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and

15 Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Equity Interests. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. B. Specified Unimpaired Classes—Section 1123(a)(2). 23. Article III of the Plan specifies that Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 6 (General Unsecured Claims) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code. Claims in Class 8 (Intercompany Claims) and Equity Interests in Class 9 (Intercompany Equity Interests) are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. 24. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims will be paid in full or otherwise Unimpaired in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. C. Specified Treatment of Impaired Classes—Section 1123(a)(3). 25. Article III of the Plan specifies that Claims and Equity Interests in Class 3 (1L Convertible Notes Claims), Class 4 (2L Convertible Notes Claims), Class 5 (3L RCF Claims), Class 7 (Section 510(b) Claims), and Class 10 (Equity Interests in Appgate) are Impaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code

16 (collectively, the “Impaired Classes”), and describes the treatment of such Impaired Classes. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. D. No Discrimination—Section 1123(a)(4). 26. Article III of the Plan provides for the same treatment by the Debtors for each Claim or Equity Interest within a particular Class unless the Holder of a particular Claim or Equity Interest has agreed to less favorable treatment with respect to such Claim or Equity Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. E. Adequate Means for Plan Implementation—Section 1123(a)(5). 27. The provisions of the Plan, including Article IV, together with the exhibits and attachments to the Plan (including the Plan Supplement) and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including: (a) the good faith compromise and settlement of Claims and Equity Interests (other than any Reinstated Claims); (b) the authorization for the Debtors and/or the Reorganized Debtors, as applicable, to take all actions necessary to effectuate the Plan, including those actions necessary or appropriate to effectuate the Restructuring Transactions; (c) the execution of the Definitive Documents; (d) the adoption, authorization, and entry into the Corporate Governance Documents; (e) the funding and sources of consideration for the Plan Distributions; (f) the reservation of Class C Profits Interests for future distribution in accordance with the terms and conditions of a Management Incentive Plan; (g) the vesting of assets in the Reorganized Debtors; (h) except as otherwise provided in this Confirmation Order or the Plan, the cancellation of existing Equity Interests in Appgate and related agreements; (i) the authorization and approval of the issuance and distribution of the New Equity Interests and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (j) the authorization, approval, and entry into corporate

17 actions under the Plan; (k) the creation of the Professional Fee Escrow Account; (l) the appointment of the New Board; (m) the preservation and vesting of certain Causes of Action in the Reorganized Debtors; (n) the adoption or assumption, as applicable, of the Compensation and Benefits Programs in accordance with the terms set forth in the Plan; (o) the preservation of the D&O Liability Insurance Policies in accordance with the terms set forth in the Plan; (p) except as otherwise set forth in the Plan, the continued corporate existence of the Debtors; and (q) the effectuation and implementation of documents and further transactions. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. F. Voting Power of Equity Securities—Section 1123(a)(6). 28. The Corporate Governance Documents and the Plan prohibit the issuance of non-voting equity Securities to the extent required to comply with section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. G. Directors and Officers—Section 1123(a)(7). 29. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of Appgate shall expire, and the members for the initial term of the New Board shall be appointed in accordance with the Corporate Governance Documents. The New Board shall consist of up to five managers as designated in accordance with the Restructuring Term Sheet and the New Limited Liability Company Agreement, as applicable. The initial members of the New Board were identified in Exhibit C of the Plan Supplement. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the Corporate Governance Documents and other constituent documents of the Reorganized Debtors.

18 30. The foregoing manner of selection of the officers, directors, or trustees (or any successor of any officer, director, or trustee) of the Reorganized Debtors is consistent with the interests of creditors and equityholders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. H. Impairment/Unimpairment of Classes—Section 1123(b)(1)-(2). 31. Article III of the Plan impairs or leaves Unimpaired, as applicable, each Class of Claims and Equity Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. Article V of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date, unless such Executory Contract or Unexpired Lease (a) was assumed or rejected previously by the Debtors, (b) was previously expired or terminated pursuant to its own terms, (c) is the subject of a motion to reject Filed on or before the Effective Date, or (d) is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases. The Debtors provided sufficient notice to each non-Debtor counterparty to an Executory Contract or Unexpired Lease assumed, assumed and assigned, or rejected by the Debtors during these Chapter 11 Cases, as applicable. Accordingly, the Plan is consistent with sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code. I. Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3). 32. The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”), Article VIII.D of the Plan provides for the releases of the Released Parties by the Releasing Parties (the “Third-Party Release”), Article VIII.E of the Plan provides for the

19 exculpation of the Exculpated Parties (the “Exculpation”), and Article VIII.F of the Plan provides for an injunction (the “Injunction”). In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved between and among the Debtors and the Consenting Stakeholders. The compromises and settlements embodied in the Plan (a) are the result of extensive, arm’s-length, good faith negotiations that, in addition to the Plan, resulted in the execution of the RSA, (b) were given in exchange for good, valuable, and adequate consideration after due notice and opportunity for hearing, (c) preserve value for and confer substantial benefits on the Debtors, their Estates, and all their stakeholders by, among other things, avoiding extended, uncertain, time-consuming, and value-destructive litigation, (d) are appropriately tailored under the facts and circumstances of these Chapter 11 Cases, (e) were integral to the agreements and settlements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, and (f) represent a fair, equitable, and reasonable compromise of all Claims, Equity Interests, and controversies between and among the Debtors and the Consenting Stakeholders and a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and the Consenting Stakeholders and satisfy the requirements of applicable Law for approval pursuant to Bankruptcy Rule 9019.

20 a. Debtor Release. 33. The Debtors have satisfied the business judgment standard under Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code with respect to the propriety of the Debtor Release. The Debtor Release is a necessary and integral element of the Plan, is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates, and complies with the absolute priority rule. 34. For the reasons set forth herein and in the Panagos Declaration, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Causes of Actions released pursuant to the Debtor Release; (c) given and made after reasonable investigation by the Debtors and the Debtors’ disinterested directors and after notice and opportunity for hearing; and (d) a bar to any of the Debtors, the Reorganized Debtors, or the Estates asserting any Cause of Action released pursuant to the Debtor Release against any of the Released Parties. 35. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, each of the Released Parties under the Plan— including: (a) each Debtor; (b) each Reorganized Debtor; (c) the Consenting Stakeholders; (d) each Releasing Party; (e) the DIP Lenders; (f) the Agents/Trustees; (g) each current and former Affiliate of each Entity in clause (a) through the following clause (h); and (h) each Related Party of each Entity in clause (a) through this clause (h)—made significant concessions and contributions to these Chapter 11 Cases, including, as applicable, (i) negotiating and actively supporting the Plan and the Chapter 11 Cases, (ii) providing necessary liquidity for the Debtors during the Chapter 11 Cases, (iii) settling and compromising substantial rights and Claims against the Debtors under the Plan, and (iv) proposing, negotiating in good faith, and ultimately

21 consummating the value-maximizing Restructuring Transactions contemplated by the Plan for the benefit of the Debtors, their Estates, and all parties in interest. 36. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. In addition, as described in the Panagos Declaration, the Debtors’ disinterested directors conducted an independent investigation into certain historical transactions and determined that the Debtors did not have any colorable Claims or Causes of Action that would be in the best interests of the Debtors or their Estates to pursue. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Estates and the critical nature of the Debtor Release to the Plan. b. Third-Party Release. 37. The Third-Party Release is a necessary and integral element of the Plan, is fair, equitable, reasonable, and is in the best interests of the Debtors, their Estates, and all Holders of Claims and Equity Interests. The Third-Party Release is: (a) consensual; (b) essential to Confirmation; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring process and implementing the Plan; (d) a good faith settlement and compromise of the Causes of Action released pursuant to the Third-Party Release; (e) given and made after reasonable investigation by the Debtors and the Debtors’ disinterested directors and due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any Cause of Action released by the Third-Party Release against any of the Released Parties; and (g) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. 38. Article IX.D of the Plan describes the Third-Party Release granted by the Releasing Parties. Like the Debtor Release, the Third-Party Release was critical to incentivizing

22 parties to support the Plan, facilitated participation in the RSA and the chapter 11 process generally, and prevents significant, time-consuming, and value-destructive litigation. The Third-Party Release was a core negotiation point, an integral component of the RSA, and was instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. 39. The Third-Party Release is consensual as to all relevant parties, including all Releasing Parties, because: (a) the Releasing Parties were provided adequate notice of the Chapter 11 Cases, the Plan, and the Opt-Out Deadline; (b) all Holders of Claims and Equity Interests were given the opportunity to opt out of the Third-Party Releases; (c) all Holders of Claims and Equity Interests were properly informed that the Holders of Claims or Equity Interests that did not check the “Opt Out” box on a timely returned Ballot or Opt-Out Form, as applicable, would be deemed to have been bound by the Third-Party Releases; and (d) the release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Combined Hearing Notice, the Ballots, and the Non-Voting Status Notices and Opt-Out Forms. Further, Holders in the Non-Voting Classes also received a pre-addressed prepaid return envelope to facilitate the submission of any opt-out election. 40. The Third-Party Release provides finality to the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. Among other things, the Plan provides appropriate and specific disclosure with respect to the Claims and Causes of Action that are the subject of the Third-Party Release, and no other disclosure is necessary. The Combined Hearing Notice sent to

23 Holders of Claims and Equity Interests and published in The New York Times (U.S. national edition) on May 13, 2024, the Ballots sent to all Holders of Claims entitled to vote on the Plan, and the Non-Voting Status Notices and Opt-Out Forms sent to all Holders of Claims and Equity Interests either presumed to have accepted or deemed to have rejected the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. The Releasing Parties were given due and adequate notice of the Third-Party Release, and thus the Third-Party Release is consensual under controlling precedent as to those Releasing Parties that did not elect to opt out of granting the Third-Party Release. 41. There is an identity of interests between the Debtors and the Entities that will benefit from the Third-Party Release. Each of the Released Parties were stakeholders and/or critical participants in the Chapter 11 Cases and the Plan process and share a common goal with the Debtors in seeing the Plan succeed. In addition, there is an identity of interest with respect to certain indemnification obligations of the Reorganized Debtors. The scope of the Third-Party Release is also appropriately tailored to the facts and circumstances of the Chapter 11 Cases. For the reasons set forth above, each of the Released Parties has also made significant concessions and contributions to the Chapter 11 Cases. 42. In light of the foregoing, the Third-Party Release is approved in its entirety. c. Exculpation. 43. The Exculpation appropriately affords protection to those parties who are Estate fiduciaries and constructively participated in and contributed to the Debtors’ chapter 11 process consistent with their duties under the Bankruptcy Code, and it is appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The Exculpation granted under the Plan is reasonable in scope as it does not relieve any party of liability for an act or omission to the extent such act or omission is determined by Final Order to constitute actual fraud, willful misconduct,

24 or gross negligence. The Exculpation, including the carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction. d. Injunction. 44. The Injunction is essential to the Plan and is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation in Article VIII of the Plan. The Injunction is appropriately tailored to achieve these purposes. e. Preservation of Causes of Action. 45. Article IV.R of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The Plan provides that each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Avoidance Actions or any other Causes of Action released by the Debtors pursuant to the releases and Exculpation contained in the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 46. The provisions regarding the preservation of Causes of Action in the Plan, including those contained in the Plan Supplement, are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors and their Estates. For the avoidance of doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors. f. Lien Release.

25 47. Except as otherwise provided in this Confirmation Order, the Plan, or any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related Claim that may be asserted against a Non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any Non-Debtor Affiliate (other than with respect to any Reinstated Claims) shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable agents of such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns, as set forth in Article VIII.B of the Plan (the “Lien Releases”). Any Holder of such Secured Claim or Claim against a Non-Debtor Affiliate (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor or Non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. For the avoidance of doubt, any Liens, Claims, and encumbrances arising under the 1L Convertible Notes that may be asserted against a Non-Debtor Affiliate shall be fully released and discharged on the Effective Date. The provisions of the Lien Releases are appropriate, fair,

26 equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests. J. Additional Plan Provisions—Section 1123(b)(6). 48. The other discretionary provisions of the Plan, including the Plan Supplement, are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Equity Interests and treatment of D&O Liability Insurance Policies, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. XIV. Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2). 49. The Debtors have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor: a. is eligible to be a debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code; b. has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and c. has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy Law, rule, and regulation, the Scheduling Order, and all other applicable Law in transmitting the Solicitation Package, related documents and notices, and in soliciting and tabulating the votes on the Plan. 50. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and will therefore be entitled to the protections of section 1125 of the Bankruptcy Code.

27 XV. Plan Proposed in Good Faith—Section 1129(a)(3). 51. The Debtors have proposed the Plan in good faith and not by any means forbidden by Law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the Declarations, the Plan, the Disclosure Statement, the RSA, the process leading to Confirmation, including the extensive, good faith, arm’s-length negotiations among the Debtors and their stakeholders, the unanimous support of the Holders of Claims entitled to vote on the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. 52. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Consenting Lenders, and the Consenting Equityholders, among others. The Plan itself and the process leading to its formulation provides independent evidence of the Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of Holders of Claims and Equity Interests. Consistent with the overriding purpose of chapter 11, the Debtors Filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. XVI. Payment for Services or Costs and Expenses—Section 1129(a)(4). 53. Any payment made or to be made by the Debtors or by a Person issuing Securities or acquiring property under the Plan for services or costs and expenses in connection with the

28 Chapter 11 Cases or the Plan and incidental to the Chapter 11 Cases, as applicable, has been approved by or is subject to the approval of the Bankruptcy Court as reasonable. Accordingly, the procedures set forth in the Plan for this Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid to Professionals by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incidental to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. XVII. Directors, Officers, and Insiders—Section 1129(a)(5). 54. The Plan sets forth the structure of the New Board, and the identities of and/or the process for appointment of the New Board were disclosed (to the extent known) in the Plan Supplement. The appointment to, or continuance in, the office of the applicable persons is consistent with public policy. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. XVIII. No Rate Changes—Section 1129(a)(6). 55. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission. XIX. Best Interests of Creditors—Section 1129(a)(7). 56. The liquidation analysis attached as Exhibit E to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Equity Interests in each

29 Class will recover at least as much under the Plan on account of such Claim or Equity Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. XX. Acceptance by Certain Classes—Section 1129(a)(8). 57. The Deemed Accepting Classes are the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes, each of which is entitled to vote on the Plan, are Impaired. As evidenced by the Voting Report, each of the Voting Classes have unanimously voted to accept the Plan. The Deemed Accepting/Rejecting Classes are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan. Pursuant to the Plan, Holders of Claims in Class 5 (3L RCF Claims) and Holders of Equity Interests in Class 10 (Equity Interests in Appgate) are Impaired, receive no recovery on account of their Claims and Equity Interests, and are deemed to have rejected the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to such Classes as set forth in paragraph 64, herein and thus satisfies section 1129(b) of the Bankruptcy Code.

30 XXI. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy CodeSection 1129(a)(9). 58. The treatment of Allowed Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. XXII. Acceptance by at Least One Impaired ClassSection 1129(a)(10). 59. As evidenced by the Voting Report, Holders of Claims in Class 3 (1L Convertible Notes Claims) and Class 4 (2L Convertible Notes Claims) voted to accept the Plan by the requisite number and amount of Claims at each Debtor, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. As such, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied. XXIII. FeasibilitySection 1129(a)(11). 60. The financial projections attached as Exhibit C to the Disclosure Statement and the other evidence supporting Confirmation proffered or adduced by the Debtors at, prior to, or in the Declarations Filed in connection with, the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have

31 sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. XXIV. Payment of Statutory FeesSection 1129(a)(12). 61. Article II.E of the Plan provides for the payment of all fees due and payable by the Debtors pursuant to section 1930(a) of title 28 of the United States Code on the Effective Date, and after the Effective Date, each Reorganized Debtor and the Disbursing Agent (if not a Reorganized Debtor) shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. XXV. Continuation of Employee BenefitsSection 1129(a)(13). 62. Except as otherwise specified in the Plan, Article V.G of the Plan provides that all Compensation and Benefits Programs shall be assumed by the Reorganized Debtors, and the Reorganized Debtors shall continue the Compensation and Benefits Programs according to existing terms and practices immediately prior to such assumption. From and after the Effective Date, all retiree benefits (as defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. XXVI. Non-Applicability of Certain SectionsSections 1129(a)(14), (15), and (16). 63. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors do not owe domestic support obligations, are not individuals, and are not nonprofit corporations.

32 XXVII. “Cram Down” RequirementsSection 1129(b). 64. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Equity Interest that is junior to each such Class (to the extent such Class has not otherwise consented to its respective treatment)3 will receive or retain any property under the Plan on account of such junior Claim or Equity Interest and (b) no Holder of a Claim or Equity Interest in a Class senior to such Class is receiving more than 100 percent on account of its Claim or Equity Interest. Accordingly, the Plan is fair and equitable to all Holders of Claims and Equity Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors and interest Holders will receive substantially similar treatment on account of their Claims and Equity Interests irrespective of Class. Finally, Holders of Claims in the Voting Class voted to accept the Plan in sufficient number and in sufficient amount to constitute accepting classes under the Bankruptcy Code. The Plan may therefore be confirmed even though not all Impaired Classes have voted to accept the Plan. XXVIII. Only One PlanSection 1129(c). 65. The Plan (including any previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code. 3 Pursuant to the terms of the RSA, as memorialized in the Plan, Class 5 (3L RCF Claims) has consented to its treatment under the Plan, thus rendering the absolutely priority rule inapplicable to such Class.

33 XXIX. Principal Purpose of the PlanSection 1129(d). 66. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied. XXX. Not Small Business CasesSection 1129(e). 67. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases. XXXI. Good Faith SolicitationSection 1125(e). 68. The Debtors, the Released Parties, and any and all Affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of their respective activities relating to the support of the Plan and Consummation, including, among other things, the execution, delivery, and performance of the RSA, the issuance of the New Equity Interests, the extension of financing under the DIP Facility, and solicitation of acceptances of the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. XXXII. Satisfaction of Confirmation Requirements. 69. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. XXXIII. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. 70. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

34 XXXIV. Implementation. 71. All documents necessary to implement the Plan and the transactions contemplated thereby, including those contained in the Plan Supplement, and all other relevant and necessary or desirable documents, including, but not limited to: the New Limited Liability Company Agreement; the form of subscription agreement attached to the Plan Supplement as Exhibit B memorializing any commitment to purchase additional Series A Units or Series A-1 Units to the extent needed to fund Cash shortfalls of the Reorganized Debtors following the Effective Date (the “Subscription Agreement”), in accordance with Article IV.D.2.C of the Plan; the identities of the members of the New Board (to the extent known); the Schedule of Rejected Executory Contracts and Unexpired Leases; the Schedule of Proposed Cure Amounts; the Schedule of Retained Causes of Action; the Restructuring Transactions Memorandum; any other documents contained in the Plan Supplement; and all other relevant and necessary documents, are essential elements of the Plan and entry into and consummation of the transactions contemplated by each document and agreement is in the best interests of the Debtors and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into these documents, and the documents have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements, not avoidable, and not in conflict with any federal, state, or foreign Law. XXXV. Disclosure of Facts. 72. The Debtors have disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

35 XXXVI. Good Faith. 73. The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as applicable, and their respective officers, directors, and advisors have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and all agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order; and (b) take any actions authorized and directed or contemplated by this Confirmation Order and the Plan. The Released Parties have made a substantial contribution to the Debtors’ reorganization. XXXVII. Essential Element of the Plan. 74. Each New Equity Interest issued under the Plan is an essential element of the Plan, is necessary for Confirmation and Consummation, and is critical to the overall success and feasibility of the Plan. Entry into the instruments evidencing or relating to such New Equity Interests, including the New Limited Liability Company Agreement, the Corporate Governance Documents, and the Subscription Agreement, as applicable, is in the best interests of the Debtors, their Estates, and all Holders of Claims or Equity Interests. The execution, performance, and incurrence of all obligations by the Reorganized Debtors, and/or any successors, assigns, or transferees of the applicable Debtors or Reorganized Debtors, including in connection with the Restructuring Transactions, are necessary and appropriate for Confirmation and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in deciding to pursue, enter into, and consummate, as applicable, the New Limited Liability Company

36 Agreement, the Corporate Governance Documents, and the Subscription Agreement, and have provided sufficient and adequate notice of the material terms thereof to all parties in interest in these Chapter 11 Cases, which material terms were Filed as part of the Plan Supplement. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of the New Limited Liability Company Agreement, the Corporate Governance Documents, the Subscription Agreement, and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. XXXVIII. Valuation. 75. The evidence with respect to the valuation analysis of the Debtors set forth in Exhibit D of the Disclosure Statement and introduced at the Combined Hearing and in the Declarations provides the basis for, and support for, the distributions and recoveries to Holders of Claims and Equity Interests, as applicable, under the Plan, is reasonable, persuasive, and credible, and uses reasonable and appropriate methodologies and assumptions. Given such valuation of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, the Plan’s treatment of Claims and Equity Interests is appropriate and reasonable as set forth herein. ORDER IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: 76. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of Law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of Law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of Law, it is deemed so, and vice versa.

37 77. Confirmation of the Plan. The Plan, attached hereto as Exhibit A, is approved in its entirety and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into, and are an integral part of, this Confirmation Order. 78. The Debtors are authorized to enter into and execute all documents and agreements related to the Plan (including all exhibits and attachments thereto and documents referred to therein and herein), and the execution, delivery, and performance thereafter by the Reorganized Debtors, are hereby approved and authorized. 79. Disclosure Statement. The information provided in the Disclosure Statement is adequate, and the Disclosure Statement is approved in all respects. 80. Solicitation. To the extent applicable, the solicitation of votes on the Plan complied with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and was appropriate and satisfactory and is approved in all respects. 81. Objections Overruled. To the extent that any objections (including any reservations of rights, joinders, or statements contained therein) to final approval of the Disclosure Statement and/or Confirmation that have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Combined Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), except with respect to unresolved Cure disputes and objections to the assumption or rejection of Executory Contracts and Unexpired Leases, if any, are hereby overruled in their entirety and on the merits.

38 82. All objections to Confirmation not Filed and served prior to the Objection Deadline set forth in the Combined Hearing Notice (as may have been extended by the Debtors), if any, are deemed waived and shall not be considered by the Bankruptcy Court. 83. Deemed Acceptance of Plan as Modified. The Debtors modified the Plan postpetition to address concerns raised by parties in interest and made certain nonmaterial clarifications. The Plan modifications were immaterial and comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Moreover, the Debtors’ key constituents affected by such modifications support these changes. Accordingly, no additional solicitation or disclosure was required on account of the modifications and all Holders of Claims and Equity Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended (the “Plan Modifications”). No Holder of a Claim or Equity Interest shall be permitted to change its vote as a consequence of the Plan Modifications. 84. Plan Classifications Controlling. The terms of the Plan shall solely govern the classification of Claims and Equity Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

39 85. No Action Required; Corporate Action. On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (a) adoption or assumption, as applicable, of the agreements with existing management, including the Compensation and Benefits Programs; (b) selection of the directors, managers, and officers for the Reorganized Debtors in accordance with the New Limited Liability Company Agreement; (c) issuance and distribution of the New Equity Interests; (d) implementation of the Restructuring Transactions; (e) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (f) assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (g) adoption of a Management Incentive Plan by the New Board; and (h) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the

40 Corporate Governance Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.I of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law. 86. Means for Implementation of the Plan. The provisions governing the means for implementation of the Plan set forth in Article IV of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to take all actions reasonably necessary to implement the Plan on the terms set forth in Article IV. Upon the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to make the payments or other distributions set forth in Article II and Article III of the Plan. 87. Incorporation by Reference. The terms and provisions of the Plan are incorporated by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors, their Estates and their creditors and equityholders, and their respective successors and assigns, Non-Debtor Affiliates, any affected third parties, all Holders of Equity Interests, all Holders of any Claims, whether known or unknown, including, but not limited to, all contract counterparties, leaseholders, Governmental Units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective Affiliates, successors, and assigns.

41 88. Restructuring Transactions. On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions and are authorized to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Confirmation Order, the Plan, the Plan Supplement, and the RSA; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Confirmation Order, the Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (c) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable Corporate Governance Documents; (d) the issuance and distribution of the Series A Units, Series A-1 Units, Series B Units, and Class C Units, as set forth in the Plan; (e) the adoption of a Management Incentive Plan; (f) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Transactions Memorandum; and (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with the Plan.

42 89. The Plan, a copy of which is attached hereto as Exhibit A and as may be amended by this Confirmation Order, is confirmed pursuant to section 1129 of the Bankruptcy Code. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan. 90. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, the Plan Supplement, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances (other than any Reinstated Claims). On and after the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to the Plan. Any state or local business or operating license transferred, sold, vested, or otherwise conveyed from a Debtor to a Reorganized Debtor shall be deemed valid and enforceable by the applicable Reorganized Debtor without the need for any corporate, governmental authority, or further court approval. 91. Cancellation of Existing Agreements, Notes, and Equity Interests. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments,

43 certificates, shares, and other documents evidencing Claims (other than any Reinstated Claims) or Equity Interests in Appgate, including credit agreements and note purchase agreements, shall be cancelled, and all present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the 1L Convertible NIA, the 2L Convertible NIA, and the 3L RCF Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates thereunder or in any way related thereto shall be discharged, cancelled, deemed satisfied in full, and of no force or effect, other than those provisions which expressly survive by their terms (including, without limitation, the Debtors’ indemnity obligations under the Agreement Documents (as defined in the 1L Convertible NIA)), and the Agents/Trustees shall be released from all duties and obligations thereunder; provided that such cancellation shall not impair: (a) the rights of the Holders of the 1L Convertible Notes to receive distributions under the Plan; (b) the rights of the 1L Convertible Notes Agent to receive and make post-Effective Date distributions on account of the Plan; (c) the rights of the 1L Convertible Notes Agent to take such other actions and to discharge its obligations pursuant to the Plan and on account of the 1L Convertible Notes Claims; (d) the rights of the Holders of the 1L Convertible Notes or the 1L Convertible Notes Agent under the Plan; (e) the rights of the 1L Convertible Notes Agent to payment of amounts due to it under the Agreement Documents or the Plan, including the enforcement of the 1L Convertible Notes Agent’s charging Lien; (f) the Debtors’ indemnification obligations to the 1L Convertible Notes Agent under the Agreement Documents, which obligations expressly survive the termination of the 1L Convertible Notes and the Agreement Documents; (g) the rights of the 1L Convertible Notes Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or in any other court; and (h) the rights of the 1L Convertible Notes

44 Agent to perform and to seek compensation and reimbursement for any functions necessary to effectuate the forgoing. The Agents/Trustees shall be discharged and shall have no further obligation or liability except as provided in the Plan and this Confirmation Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the Plan or this Confirmation Order, the Agents/Trustees shall be relieved of and released from any obligations and duties arising hereunder or thereunder. 92. Surrender and Cancelled Instruments or Securities. On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Equity Interest that has been cancelled in accordance with Article IV.H of the Plan, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any Non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the Non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which all continue in effect for the purposes of allowing Holders to receive distributions under the Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan, the foregoing shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan. 93. Indemnification. Subject to the treatment of Section 510(b) Claims under the Plan, and to the fullest extent permitted under applicable Law (including being subject to the

45 limitations of the Delaware General Corporation Law, including the limitations contained therein on a corporation’s ability to indemnify officers and directors), all indemnification provisions in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties than the indemnification provisions in place prior to the Effective Date; provided that nothing herein shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date or constitute a finding or conclusion that any party that may seek indemnification is entitled to indemnification under the terms of such indemnification provisions or is intended to effectuate the survival of any indemnification obligations for any party other than the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties. For the avoidance of doubt, following the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”), and all members, managers, directors, and officers of the Company Parties who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such

46 policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions after the Effective Date. 94. Treatment of Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan shall be, and hereby are, approved in their entirety. Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease previously expired or terminated pursuant to its own terms. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates; provided that the Debtors shall provide notice to the contract counterparty of such assignment and an opportunity to object prior to such assignment. This Confirmation Order constitutes an order of the Bankruptcy Court approving the above-described assumptions and assignments. 95. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. 96. Except as otherwise provided in the Plan or this Confirmation Order or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired

47 Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. 97. To the maximum extent permitted by Law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment by the Reorganized Debtors of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan and the Plan Supplement shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. 98. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. 99. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan.

48 Unless otherwise provided in the Plan or this Confirmation Order, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including the D&O Liability Insurance Policies, and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. Except as set forth in Article V.D of the Plan, nothing in the Plan, the Plan Supplement, the Disclosure Statement, this Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening) (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (ii) alters or modifies the duty, if any, that the insurers or third-party administrators pay claims covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. 100. Provisions Governing Distributions. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Disbursing Agent shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with, and as set forth in, the Plan or this Confirmation Order, as applicable. 101. Procedures for Resolving Disputed, Contingent, and Unliquidated Claims or Equity Interests. The procedures for resolving contingent, unliquidated, and Disputed Claims or Equity Interests contained in Article VII of the Plan shall be, and hereby are, approved in their entirety.

49 102. The cancellation of existing agreements, notes, and Equity Interests described in Article IV.H of the Plan, and the release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.A of the Plan, are necessary to implement the Plan and are hereby approved. Such provisions are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and the Holders of Claims and Equity Interests. 103. Holders of mortgages, deeds of trust, Liens, pledges, or other security interests subject to release pursuant to Article VIII.A of the Plan shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. 104. Release, Exculpation, Discharge, and Injunction Provisions. The release, Exculpation, discharge, Injunction, and related provisions set forth in Article VIII of the Plan shall be, and hereby are, approved and authorized in their entirety, including, but not limited to: a. Debtor Release. The Debtor Release set forth in Article VIII.C of the Plan is hereby approved. b. Third-Party Release. The Third-Party Release set forth in Article VIII.D of the Plan is hereby approved. c. Exculpation. The Exculpation set forth in Article VIII.E of the Plan is hereby approved. d. Injunction. The Injunction set forth in Article VIII.F of the Plan is hereby approved.

50 105. Preservation of Causes of Action. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and Exculpation contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 106. The provisions regarding the preservation of Causes of Action in Article IV.R of the Plan are approved in their entirety, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors and their Estates. 107. Lien Releases. The Lien Releases set forth in Article VIII.B of the Plan are hereby approved. The Holders of mortgages, deeds of trust, Liens, pledges, or other security interests subject to release pursuant to Article VIII.B shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such Lien Releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

51 108. Professional Fee Escrow Account. No later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. The Debtors and the Reorganized Debtors, as applicable, shall only pay any restructuring fee, opinion fee, transaction fee, or similar success fee if such fee is earned by a Professional, and an application for such fee is Filed pursuant to sections 330 and 503(b) of the Bankruptcy Code, and any Claim on account of any such fee by an Entity that is not a Professional shall be disallowed, and any Entity that is not a Professional shall be forever barred, estopped, and enjoined from asserting a Claim on account of such a fee after the Effective Date. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall, subject to approval by the Reorganized Debtors, be used to pay any amounts owing to Professionals for services rendered after the Effective Date, or otherwise shall be promptly transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. 109. Other Fees and Expenses. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, from and after the Effective Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to the implementation of the Plan and Consummation incurred by the

52 Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 110. Waiver of Section 341(a) Meeting and Certain Filing and Reporting. Subject to the occurrence of the Effective Date, the following are hereby permanently waived: (a) the requirement that the U.S. Trustee convene a meeting of creditors or equityholders pursuant to section 341(a) of the Bankruptcy Code; (b) the requirements that the Debtors File Schedules, SOFAs, and 2015.3 Reports (each as defined in the Scheduling Motion); and (c) any other requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, report, schedule, or statement with the Bankruptcy Court or U.S. Trustee as to any such list, schedule, or statement not Filed as of the entry of this Confirmation Order. 111. After the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, unless otherwise specified herein, shall have no obligation to (a) provide any reports, including those required under the “first” and “second” day orders entered in the Chapter 11 Cases, as applicable, to any parties otherwise required under any orders entered in the Chapter 11 Cases or (b) File with the Bankruptcy Court or serve on any party reports that the Debtors were obligated to File under the Bankruptcy Code or a Bankruptcy Court order; provided that the Reorganized Debtors will seek authority to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules; provided, further, that, notwithstanding the foregoing, the Reorganized Debtors and the Disbursing Agent (if not a Reorganized Debtor) shall timely File all required monthly operating reports and

53 post-Confirmation quarterly reports in a form prescribed by the U.S. Trustee and in accordance with Article II.E of the Plan until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. 112. Corporate Governance Documents and the Issuance of New Equity Interests. The terms of the Corporate Governance Documents, including the New Limited Liability Company Agreement, in each case as may be amended, restated, amended and restated, supplemented, or modified on or before the Effective Date consistent with the Plan and the RSA, are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or the Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state, federal, or foreign Law. To the extent applicable, entry of this Confirmation Order shall be deemed approval of the Corporate Governance Documents, to the extent not approved by the Bankruptcy Court previously. Additionally, on or prior to the Effective Date, New Appgate Holdings shall take steps to provide that the New Equity Interests are issued and/or transferred in accordance with the terms of the Plan, the Plan Supplement, the Corporate Governance Documents, and applicable Law (including applicable securities Laws). On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equityholders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the Corporate Governance Documents and all related documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. 113. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equityholders of any of the Reorganized Debtors, each

54 applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the Corporate Governance Documents and the New Equity Interests; (b) issue the New Equity Interests; (c) perform all of its obligations under the Corporate Governance Documents; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the Corporate Governance Documents and for the issuance of the New Equity Interests. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Corporate Governance Documents will be governed by the jurisdictional provisions therein. For the avoidance of doubt, any claimant’s acceptance of the New Equity Interests shall be deemed as its agreement to be bound by the Corporate Governance Documents without the need for execution by any party other than New Appgate Holdings. 114. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies between and among the Debtors and the Consenting Stakeholders that are resolved under the Plan, and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019. 115. Conditions to Effective Date. The provisions governing the conditions precedent to the Effective Date set forth in Article IX of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to consummate the Plan at any time after

55 the entry of this Confirmation Order, subject to satisfaction or waiver of such provisions pursuant to their terms. 116. Modifications or Amendments. The provisions governing the modification, revocation, or withdrawal of the Plan set forth in Article X of the Plan shall be, and hereby are, approved in their entirety. The Debtors, subject to the consent requirements set forth in the Plan and the RSA, may modify or amend the Plan Supplement until the occurrence of the Effective Date. 117. Retention of Jurisdiction. The provisions governing the retention of jurisdiction set forth in Article XI of the Plan shall be, and hereby are, approved in their entirety. Upon the Effective Date, to the fullest extent set forth in the Plan, and as otherwise consistent with applicable Law, the Bankruptcy Court shall retain exclusive jurisdiction over the matters arising in, and under, and related to, these Chapter 11 Cases, as set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. 118. Immediate Binding Effect. Subject to Article IX of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the Plan and the Plan Supplement shall be immediately effective and enforceable to the fullest extent permitted under the Bankruptcy Code and applicable non-bankruptcy Law. 119. For good cause shown, the requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are waived. This Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062, or otherwise.

56 120. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of title 28 of the United States Code shall be paid by the Debtors, the Reorganized Debtors, and the Disbursing Agent (if not a Reorganized Debtor), as applicable, for each quarter (including any fraction thereof) until these Chapter 11 Cases are dismissed or closed, whichever occurs first. 121. Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to (a) the issuance, distribution, transfer, or exchange of any debt, Equity Interest, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, (b) the Restructuring Transactions, (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (d) the making, assignment, or recording of any lease or sublease, or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other

57 Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 122. Certain Securities Law Matter. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated herein shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local Laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. 123. The shares of New Equity Interests to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, compliance with any applicable state or foreign Securities Laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests in the Corporate Governance Documents.

58 124. The shares of New Equity Interests that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted Securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act. 125. Effectiveness of All Actions. Except as set forth in the Plan and pursuant to applicable non-bankruptcy Law, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of this Bankruptcy Court, or further action by the respective officers, directors, managers, members, or stockholders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. This Confirmation Order shall constitute all approvals and consents required, if any, by the Laws, rules, and regulations, of all states and any other governmental authority with respect to the implementation or Consummation of the Plan and any documents, instruments, agreements, any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, Securities, agreements, and any amendments or modifications thereto. 126. Nonseverability of Plan Provisions and Confirmation Order. Each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors, as applicable; and (c) nonseverable and mutually dependent. Each provision of this

59 Confirmation Order is nonseverable and mutually dependent on each other term of this Confirmation Order and the Plan. 127. Failure of Consummation. If Consummation does not occur for a Debtor, the Plan and the findings in this Confirmation Order shall be null and void in all respects as to such Debtor and nothing contained in the Plan, the Disclosure Statement, or the RSA as to such Debtor shall, in each case as to such Debtor: (a) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Equity Interests, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any Holders of Claims or Equity Interests, or any other Entity; provided that the provisions of the RSA that survive termination thereof on account of a failure of the Effective Date to occur shall remain in effect in accordance with the terms thereof. 128. Terms of Injunctions or Stays. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order (including the Injunction) shall remain in full force and effect in accordance with their terms. 129. Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable

60 jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, File, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable Uniform Commercial Code) to effectuate, implement, and consummate the Restructuring Transactions contemplated by the Plan, including the Restructuring Transactions and this Confirmation Order, without payment of any stamp tax or similar tax imposed by state, local, or foreign Law, or, to the extent such Persons or Entities are not identified by the Debtors or the Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or the Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity. 130. Post-Confirmation Modifications. In accordance with Article X.A of the Plan, without the need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary or desirable to effectuate the Plan that are consistent with the Plan and this Confirmation Order, subject to the applicable consent rights set forth in the Plan or the RSA, as applicable. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors, as applicable, expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify the Plan, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any

61 defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan. 131. Certain Government Matters. Notwithstanding any other provision in the Plan, the Plan Supplement, the Definitive Documents, this Confirmation Order, or other related Plan documents (collectively, “Plan Documents”): (a) nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-Debtor from any right, Claim, liability, defense, or Cause of Action of the United States or any State, or impairs the ability of the United States or any State to pursue any right, Claim, liability, defense, or Cause of Action against any Debtor, Reorganized Debtor, or non-Debtor; (b) contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements, or other interests of, or with, the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under applicable non-bankruptcy Law, paid, treated, determined, and administered in the ordinary course of business as if the Chapter 11 Cases were never Filed, and the Debtors and the Reorganized Debtors shall comply with all applicable non-bankruptcy Law; (c) all rights, Claims, liabilities, defenses, or Causes of Action, of or to, the United States or any State shall survive these Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, Claims, liabilities, defenses, or Causes of Action would have been resolved or adjudicated if these Chapter 11 Cases had not been commenced; provided that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy Law with respect to any such Claim, liability,

62 or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or any State to File any Proofs of Claim or Administrative Claims in these Chapter 11 Cases for any right, Claim, liability, defense, or Cause of Action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors, or any non-Debtor; (iii) be interpreted to set Cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements, or other interests; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors, and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy Law; or (vi) relieve any party from compliance with all licenses and permits issued by Governmental Units in accordance with non-bankruptcy Law. 132. Provisions Regarding Texas Taxing Authorities. Notwithstanding any provision in the Plan or this Confirmation Order to the contrary as to the Texas Workforce Commission and the Texas Comptroller (together, the “Texas Taxing Authorities”): (a) the Plan shall not limit the Texas Taxing Authorities’ setoff rights under section 553 of the Bankruptcy Code; provided that the foregoing is not an admission by any party that such setoff rights exist; (b) any and all pre- and postpetition tax liabilities owed by the Debtors to the Texas Taxing Authorities shall be determined and resolved in accordance with the Laws of the state of Texas and paid in accordance with sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code or applicable non-bankruptcy Law; (c) all matters involving the Debtors’ pre- and postpetition

63 tax liabilities to the Texas Taxing Authorities shall be resolved in accordance with the processes and procedures provided by Texas Law or the Bankruptcy Code, as applicable; (d) the Texas Taxing Authorities shall not be required to File any Proof of Claim or other request for payment in order to receive payment of or preserve their rights regarding their administrative tax liabilities; (e) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Taxing Authorities to pursue any non-Debtor third parties for tax debts or Claims, including interest and penalties related thereto; (f) the Texas Taxing Authorities’ statutory rights to postpetition and post-Effective Date interest are preserved to the extent permitted by the Bankruptcy Code; provided that, for the avoidance of doubt, the Texas Taxing Authorities are not entitled to postpetition, pre-Effective Date interest with respect to any prepetition Claim, if any; and (g) unless paid in full on the Effective Date, payments to the Texas Taxing Authorities, if any, will begin no later than the later of (i) 30 days after the Effective Date and (ii) the time such amount is due under applicable non-bankruptcy Law. Additionally, in the event the Debtors or the Reorganized Debtors, as applicable, fail to pay the Texas Taxing Authorities in full pursuant to the Plan, the Texas Taxing Authorities shall provide notice to the Reorganized Debtors and counsel thereto who shall have 20 days from the date of such notice to Cure the default. If the default is not Cured, the Texas Taxing Authorities may (i) enforce the entire amount of their Claim, (ii) exercise all rights and remedies under applicable non-bankruptcy Law, and (iii) seek such relief as may be appropriate in the Bankruptcy Court. The Debtors’, the Reorganized Debtors’, and the Texas Taxing Authorities’ rights and defenses under Texas state Law and the Bankruptcy Code with respect to the foregoing are fully preserved. For the avoidance of doubt, the Texas Taxing Authorities shall not be Released Parties or Releasing Parties under the Plan.

64 133. Preservation of SEC Police and Regulatory Powers. Notwithstanding any language to the contrary in the Plan, the Plan Supplement, the Disclosure Statement, and/or this Confirmation Order, no provision shall (a) preclude the United States Securities and Exchange Commission (the “SEC”) from enforcing its police or regulatory powers or (b) enjoin, limit, impair, or delay the SEC, acting in its police and regulatory capacity, from commencing or continuing any Claims, Causes of Action, proceeding, or investigations against any non‐Debtor Person or non‐Debtor Entity in any non-bankruptcy forum; provided that nothing in the Plan, the Plan Supplement, the Disclosure Statement, or this Confirmation Order shall alter any legal or equitable rights of the Debtors, the Reorganized Debtors, the Released Parties, or other non-Debtor Persons or non-Debtor Entities with respect to any such Claim, liability, Cause of Action, investigation, action, or proceeding. For the avoidance of doubt, the SEC shall not be a Released Party or Releasing Party under the Plan. 134. Notice of Confirmation and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), within 10 Business Days of the Effective Date, the Reorganized Debtors shall cause the notice of Confirmation and Consummation, substantially in the form attached hereto as Exhibit C (the “Confirmation Notice”), to be served by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Combined Hearing Notice and any party entitled to such notice as a matter of due process; provided that no notice or service of any kind shall be required to be mailed to or made upon any Entity to whom the Debtors mailed a Combined Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors or the Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware of that Entity’s new address. Mailing

65 of the Confirmation Notice in the time and manner set forth in this paragraph shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c) and no further notice is necessary. 135. The Confirmation Notice shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy Law. No further notice is necessary. 136. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. 137. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and any related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy Law. 138. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan and any related document, agreement, or exhibit be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

66 139. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127 of the Bankruptcy Code. 140. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 141. Final Order. This Confirmation Order is intended to be a Final Order, such that the period within which an appeal must be Filed would commence upon the entry hereof.

Exhibit A Second Amended Plan

Exhibit B Disclosure Statement [Filed at Docket No. 16]

Exhibit C Confirmation Notice

2 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE ) In re: ) Chapter 11 ) APPGATE, INC., et al.,1 ) Case No. 24-10956 (CTG) ) Debtors. ) (Jointly Administered) ) NOTICE OF (I) ENTRY OF AN ORDER APPROVING THE DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF APPGATE, INC. AND ITS DEBTOR SUBSIDAIRES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AND (II) OCCURRENCE OF EFFECTIVE DATE PLEASE TAKE NOTICE that on June [●], 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an Order Approving the Disclosure Statement for, and Confirming, the Second Amended Joint Prepackaged Plan of Reorganization of Appgate, Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. [●]] (the “Confirmation Order”) confirming the Second Amended Joint Prepackaged Plan of Reorganization of Appgate. Inc. and its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 150] (the “Plan”) and approving the Disclosure Statement Relating to the Joint Prepackaged Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 16] (the “Disclosure Statement”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”).2 PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on June [●], 2024. Each of the conditions precedent to consummation of the Plan enumerated in Article IX of the Plan has been satisfied or waived in accordance with the Plan and the Confirmation Order. PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions contained in Article VIII of the Plan. 1 The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Appgate, Inc. (7231); Appgate Cybersecurity, Inc. (5215); Cryptzone Worldwide, Inc. (3539); Cryptzone International Holdings Inc. (6133); Cryptzone North America Inc. (6777); Immunity, Inc. (3955); Immunity Federal Services, LLC (9722); Immunity Products, LLC (9570); Immunity Services, LLC (9647); Easy Solutions Enterprises Corp. (1954); Catbird Networks, Inc. (6028); and Easy Solutions, Inc. (0401). The location of the Debtors’ service address is: 2 Alhambra Plaza, Suite PH–1–B, Coral Gables, Florida 33134. 2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Confirmation Order or the Plan, as applicable.

3 PLEASE TAKE FURTHER NOTICE that the Confirmation Order, the Plan, and copies of all documents Filed in these Chapter 11 Cases are available free of charge by visiting https://www.donlinrecano.com/Clients/apg or by calling the Debtors’ restructuring information line at (877) 896-3192 (toll free) or +1 (212) 771-1128 (international). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: http://www.deb.uscourts.gov. PLEASE TAKE FURTHER NOTICE that the terms of the Confirmation Order and the Plan (which, for the avoidance of doubt, includes the Plan Supplement and all exhibits and documents related thereto) are binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Equity Interests (irrespective of whether Holders of such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. PLEASE TAKE FURTHER NOTICE that, in accordance with Article IV.B of the Plan, on the Effective Date, certain of the Debtors and other applicable parties engaged in a series of Restructuring Transactions as set forth in the Restructuring Transactions Memorandum attached to the Plan Supplement as Exhibit G. PLEASE TAKE FURTHER NOTICE THAT all requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. [Remainder of page intentionally left blank.]

4 Dated: June [●], 2024 /s/ DRAFT Wilmington, Delaware Patrick J. Reilley (No. 4451) Stacy L. Newman (No. 5044) Jack M. Dougherty (No. 6784) Michael E. Fitzpatrick (No. 6797) COLE SCHOTZ P.C. 500 Delaware Avenue, Suite 1410 Wilmington, Delaware 19801 Telephone: (302) 652-3131 Facsimile: (302) 652-3117 Email: preilley@coleschotz.com snewman@coleschotz.com jdougherty@coleschotz.com mfitzpatrick@colescotz.com -and- Edward O. Sassower, P.C. (admitted pro hac vice) Christopher Marcus, P.C. (admitted pro hac vice) Derek I. Hunter (admitted pro hac vice) KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 Email: edward.sassower@kirkland.com Email: christopher.marcus@kirkland.com Email: derek.hunter@kirkland.com Co-Counsel for the Debtors and Debtors in Possession